                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 1997



                            FRONTIER AIRLINES, INC
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            (Exact name of Registrant as specified in its charter)


     Colorado                     0-24126                       84-1256945
     --------                     -------                       ----------
 (State or other                (Commission                  (I.R.S. Employer
  jurisdiction                  File Number)                 Identification No.)
of incorporation)



            12015 E. 46th Avenue, Denver, CO                     80239
            --------------------------------                     -----
          (Address of principal executive offices)             (zip code)


Registrant's telephone number, including area code: (303) 371-7400
                                                    --------------


                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)
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ITEM 5    OTHER EVENTS
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               On December 2, 1997, Frontier Airlines, Inc. (the "Company") sold
          $5,000,000 principal amount Senior Secured Note (the "Note") to
          Wexford Management LLC ("Wexford"). The Note bears interest at a rate of 10% per annum and is due in a single installment payment on December 15, 2001. In connection with the sale of the Note, the Company (a) entered into a General Security Agreement which granted Wexford a security interest in all of the personal property and fixtures of the Company; (b) granted Wexford the right to designate up to two members to the Company's board of directors; (c) issued to Wexford warrants to purchase 3 million shares of Common Stock of the Company at a price of $3.00 per share and (d) agreed to grant certain registration rights with respect to the securities sold to Wexford.

ITEM 7    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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          (c)  Exhibits
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               10.1 Senior Secured Promissory Note

               10.2 General Security Agreement
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FRONTIER AIRLINES, INC.



Date: December 12, 1997             By:  /s/  Arthur T. Voss
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                                         Arthur T. Voss, Vice President